As filed with the Securities and Exchange Commission on May 5, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KORE GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	86-3078783
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Ravinia Drive NE, Suite 500 Atlanta, GA	30346
(Address of Principal Executive Offices)	(Zip Code)
KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan
(Full title of the plan)
Jack W. Kennedy Jr.
    Executive Vice President, Chief Legal Officer, and Secretary
3 Ravinia Drive NE, Suite 500
Atlanta, GA 30346
(877) 710-5673
(Name, address and telephone number, including area code, of agent for service)
Copy to:
Paul Davis Fancher
Troutman Pepper Locke LLP
600 Peachtree Street, N.E. Suite 3000
Atlanta, GA 30308
Tel: (404) 885-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
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EXPLANATORY NOTE

On January 4, 2022, KORE Group Holdings, Inc. (the “Company”) filed a Registration Statement on Form S-8 (File No. 333-262001) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,723,450 shares of its common stock, par value $0.0001 per share (“Common Stock”), issuable pursuant to the KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan (the “2021 Plan”).

This Registration Statement on Form S-8 (this “Registration Statement”) registers 3,157,444 additional shares of Common Stock in connection with Section 4(a)(i) of the 2021 Plan. Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference herein, except that the provisions contained in Part II of the Original Registration Statement are modified as set forth in this Registration Statement.

On July 1, 2024, the Company effected a reverse stock split of its Common Stock at a ratio of 1-for-5 (the “Reverse Stock Split”). The information in the foregoing paragraphs gives effect to the Reverse Stock Split.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on April 30, 2025;

(b) The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 30, 2025 (to the extent specifically incorporated by reference into Company’s Annual Report on Form 10-K for the year ended December 31, 2024);

(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 28, 2025 and April 22, 2025;

(d) The description of the Company’s Common Stock included in Exhibit 4.6 to the Company’s Annual Report on Form 10-K or the year ended December 31, 2024, filed with the Commission on April 30, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information that are related to such items) after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number		Description

3.1		Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 2, 2021)
3.2		Certificate of Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on June 28, 2024)
3.3		Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on December 2, 2021)
5.1	*	Opinion of Troutman Pepper Locke LLP
10.1		KORE Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement filed on Form S-8 on January 4, 2022)
23.1	*	Consent of BDO USA, P.C., independent registered public accounting firm for KORE Group Holdings, Inc.
23.2	*	Consent of Troutman Pepper Locke LLP (included in Exhibit 5.1)
24.1	*	Power of Attorney (included on signature page)
107	*	Filing Fee Table

*		Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on May 5, 2025.

KORE GROUP HOLDINGS, INC. By: /s/ Ronald Totton Name: Ronald Totton Title: President, Chief Executive Officer and Director
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Paul Holtz and Jack W. Kennedy, Jr., and each of them individually, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, amendments to this Registration Statement may make such changes in the Registration Statement as such attorneys-in-fact may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney-in-fact or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorneys-in-fact or substitute.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2025.

Name	Position

/s/ Ronald Totton	President, Chief Executive Officer and Director
Ronald Totton	(Principal Executive Officer)

/s/ Paul Holtz	Executive Vice President, Chief Financial Officer and Treasurer
Paul Holtz	(Principal Financial Officer and Principal Accounting Officer)

/s/ Cheemin Bo-Linn	Director
Cheemin Bo-Linn

/s/ Timothy M. Donahue	Director
Timothy M. Donahue

/s/ H. Paulett Eberhart	Director
H. Paulett Eberhart

/s/ Andrew Frey	Director
Andrew Frey

/s/ David Fuller	Director
David Fuller

/s/ James Geisler	Director
James Geisler

/s/ Jay M. Grossman	Director
Jay M. Grossman

/s/ Robert P. MacInnis	Director
Robert P. MacInnis

/s/ Michael K. Palmer	Director
Michael K. Palmer

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